CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the inclusion of our report dated November 1, 1996, on the financial statements of BMC Bancshares, Inc. as of December 31, 1995, and for the year then ended in the Registration Statement on Form S-4 filed by CNB Bancshares, Inc. (Commission File No. O-11510) and the reference to our firm under the heading "Experts" in such Registration Statement.


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GAITHER RUTHERFORD & CO., LLP

/s/  Gaither Rutherford & Co., LLP

Certified Public Accountants
Evansville, Indiana
December 26, 1996
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